EXHIBIT 99.4

Extract from HSH Nordbank AG List of Authorized Signatories

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Unterschriftenverzeichnis der HSH Nordbank AG

Hamburg und Kiel, im Juli 2012

Sehr geehrte Damen und Herren,

Sie erhalten das aktuelle Verzeichnis der gegenwärtig für unser Haus rechtsverbindlichen Unterschriften. Das Unterschriftenverzeichnis vom Oktober 2011 wird hierdurch ungültig.

Mit freundlichen Grüßen,

HSH Nordbank AG

/s/ Dr. Paul Lerbinger	/s/ Constantin von Oesterreich
Dr. Paul Lerbinger	Constantin von Oesterreich

LIST OF AUTHORIZED SIGNATORIES

Hamburg and Kiel, July 2012

Dear Sirs,

We have pleasure in forwarding to you herewith our updated List of Authorized Signatories containing the specimen signatures of officers entitled to sign legally binding on behalf of our bank.

Please note that the List of Authorized Signatories of October 2011 is no longer valid.

Yours faithfully,

HSH Nordbank AG

/s/ Dr. Paul Lerbinger	/s/ Constantin von Oesterreich
Dr. Paul Lerbinger	Constantin von Oesterreich

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Zeichnungsregelung der HSH Nordbank AG

1. Z ur rechtsverbindlichen Zeichnung für die HSH Nordbank AG sind grundsätzlich zwei Unterschriften erforderlich.

2. Rechtsverbindliche Erklärungen im Namen der HSH Nordbank AG bedürfen der Unterschrift zweier Mitglieder des Vorstands odereines Vorstandsmitglieds mit einem Prokuristen, soweit es sich nicht um Vorgänge des laufenden Geschäftsverkehrs handelt.

3. Im laufenden Geschäftsverkehr können – soweit im Folgenden nichts anderes bestimmt istrechtsverbindliche Erklärungen von zwei der im Unterschriftenverzeichnis Genannten unterzeichnet werden, soweit sie nicht beide der Gruppe B angehören.

4. Keiner Unterschrift bedürfen

•	maschinell erstellte Buchungsaufgaben
•	Quittungen und
•	sonstige Mitteilungen des laufenden Schriftverkehrs, sofern sie einen Hinweis auf die fehlende Unterschriftsleistung enthalten.

5. Nur eine Unterschrift eines Zeichnungsberechtigten sowie die eines nicht in diesem Unterschriftenverzeichnis aufgeführten Mitarbeiters benötigen

•	“ f ormularmäßige Zahlungsaufträge
•	“ Abrechnungen
•	“ Saldomitteilungen undbestätigungen
•	“ Quittungen
•	“ vergleichbare Mitteilungen des laufenden Schriftund Kassenverkehrs
•	“ m anuell erstellte Abrechnungen und Bestätigungen über abgeschlossene Handelsgeschäfte und manuell erstellte Depotbuchungsaufgaben bis zu einem Kurswert/Nominalwert von 15.000.000 €.

Übrigen Schriftwechsel nicht rechtsverbindlichen Inhalts kann ein Angehöriger der Gruppe B allein unterzeichnen.

6. Eine Kontrollunterschrift eines nicht im Unterschriftenverzeichnis aufgeführten Mitarbeiters genügt, sofern das Formular einen entsprechenden Hinweis enthält,

•	bei Wertpapierabrechnungen und
•	bei Mitteilungen über Depotbuchungen.

7. Eine Kontrollunterschrift oder ein Kontrollstempel genügt, sofern das Formular einen entsprechenden Hinweis enthält,

•	bei formularmäßig abzuwickelnden Geschäftsvorfällen bis zum im jeweiligen Formular aufgeführten Betrag, höchstens100.000 € oder Gegenwert in fremder Währung.

8. Im Vervielfältigungsverfahren erstellte Unterschriften zweier Zeichnungsberechtigter, von denen keiner der Gruppe B angehören darf, genügen

“ bei informatorischen Schreiben, die offensichtlich mit im Wesentlichen gleichlautendem Inhalt und gleichzeitig an eine größere Zahl von Empfängern gerichtet werden.

Neben den oben aufgeführten Bestimmungen können weitere Vertretungsregelungen gesondert vereinbart werden.

Durch das jeweils aktuelle Unterschriftenverzeichnis werden vorherige Verzeichnisse und die darin aufgeführten Vertretungsbefugnisse hinfällig.

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Signature Rules of HSH Nordbank AG

1. As a basic principle, two signatures are always necessary when documents are to be signed for HSH Nordbank AG with legally binding effect.

2. Statements with legally binding effect in the name of HSH Nordbank AG must be signed by two members of the Management Board or one member of the Management Board together with one person listed herein as a “Prokurist” (holder of a special statutory authority) unless regular business transactions are concerned.

3. In regular business transactions and communication – unless the provisions below provide otherwise – statements with legally binding effect can be signed by two persons named in the List of Authorized Signatories only one of whom may belong to Group B.

4. No signature is required for

•	machine-made accounting advice notes
•	receipts and
•	other routine business notices as long as they include a reference to there being no signature.+

5. Only one signature of an authorized signatory in addition to that of an employee not listed in this List of Authorized Signatories are required for

•	payment order forms
•	settlement notes
•	balance messages and verification statements
•	receipts
•	comparable notifications in routine correspondence
•	manually produced statements and confirmations of completed commercial transactions and manually produced deposit accounting advice notes up to a market value/par value of € 15,000,000.

Other correspondence containing nothing with legally binding effect can be signed by one member of Group B alone.

6. One control signature of an employee not listed in the List of Authorized Signatories is sufficient, provided the form includes a corresponding reference thereto, in the case of

•	securities bought/sold notes and
•	notifications concerning deposit account entries.

7. One control signature or one control stamp suffices, so far as the form includes a corresponding reference thereto, in the case of

•	business transactions effected on standard forms up to the amount stated in the respective form, but up to a maximum amount of € 100,000 or the equivalent in foreign currency.

8. Facsimile signatures of two authorized signatories, neither of whom may belong to Group B, suffice in the case of

•	informational letters which are obviously sent to a larger number of recipients with identical content.

In addition to the above stated provisions, further rules of representation may be agreed upon separately.

Previous lists and the powers of representation specified therein become invalid when a new updated List of Authorized Signatories is issued.

. . . .

Sievers Jörg

B

/s/ Jörg Sievers

. . . .

Wenker Markus

A

/s/ Markus Wenker

. . . .

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